UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2023, the Board of Directors (the “Board”) of Sugarmade, Inc. (the “Company”) increased the size of the Board from two to three persons and appointed Jamie Steigerwald as a member of the Board to fill the vacancy created by the increase of the size of the Board. The Board also appointed Mr. Steigerwald as the Company’s Chief Operating Officer on January 31, 2023.

Mr. Steigerwald, age 51, is a seasoned entrepreneur with three decades of experience. He joined Nug Avenue as its Chief Marketing Officer in January 2021 and played a key role in Nug Avenue’s growth during the COVID pandemic. In February 2022, Jamie was appointed as the Company’s General Manager. Before entering the cannabis industry, Mr. Steigerwald worked in the real estate and mortgage sector, eventually starting his own mortgage brokerage in 2003. However, following the 2008 mortgage crisis, he shifted his focus to consulting and became a principal in various industries, specializing in marketing, sales, and operations. Since July 2012, Mr. Steigerwald has owned SwiftLead, Inc., a sales, business operations and marketing consulting firm. From July 2017 to March 2020, he owned 3JE, Inc., an AT&T Direct TV and cell phone reseller, and from February 2019 to December 2019, he owned ESSRW, Inc., an equestrian equipment manufacturer and repairer.

On January 31, 2023, the Company entered into an Executive Employment Agreement (the “Agreement”), by and between the Company and Mr. Steigerwald. The term of the Agreement will continue from year to year, with automatic renewal, unless terminated earlier pursuant to the terms of the Agreement.

In exchange for his services, the Company agreed to pay Mr. Steigerwald an annual base salary of $60,000 and a sign-up bonus of 250,000 shares of Series B preferred stock, with a market value of approximately $50,000 as of the date hereof. In lieu of payment of Mr. Steigerwald’s base salary, Mr. Steigerwald may convert any or all unpaid base salary due and owing into shares of the Company’s common stock at any time. Mr. Steigerwald is also eligible to receive an annual bonus in the sole and absolute discretion of the Board. Also, Mr. Steigerwald is eligible to receive a bonus for acquisitions of entities related to the Company’s business. The Board has established a target of 5% to 15% of the acquisition value.

The Agreement may be terminated by either the Company or Mr. Steigerwald at any time and for any reason with at least 30 days’ advance written notice. Upon termination, Mr. Steigerwald will be entitled to certain compensation as described in the Agreement.

If Mr. Steigerwald’s employment is terminated by the Company for Cause (as defined in the Agreement) or by Mr. Steigerwald without Good Reason (as defined in the Agreement), Mr. Steigerwald will be entitled to receive (collectively referred to as the “Accrued Amounts”):

(i) any accrued but unpaid base salary and accrued but unused vacation;

(ii) any earned but unpaid annual bonus as provided in the Agreement; provided that, if Mr. Steigerwald’s employment is terminated by the Company for Cause, then any such accrued but unpaid annual bonus will be forfeited;

(iii) reimbursement for unreimbursed business expenses properly incurred by Mr. Steigerwald; and

(iv) such employee benefits (including equity compensation), if any, to which Mr. Steigerwald may be entitled under the Company’s employee benefit plans pro rata as of the termination date; provided that, in no event shall Mr. Steigerwald be entitled to any payments in the nature of severance or termination payments except as specifically provided in the Agreement.

Mr. Steigerwald’s employment may be terminated on account of the Company’s failure to renew the Agreement as provided therein; by Mr. Steigerwald for Good Reason; or by the Company without Cause. In the event of such termination, Mr. Steigerwald will be entitled to receive the Accrued Amounts and, subject to the terms of the Agreement, a lump sum payment equal to one year of Mr. Steigerwald’s base salary and target bonus for the year in which the termination date occurs.

If Mr. Steigerwald’s employment is terminated on account of Mr. Steigerwald’s death or Disability (as defined in the Agreement), Mr. Steigerwald (or Mr. Steigerwald’s estate and/or beneficiaries, as the case may be) will be entitled to receive (i) the Accrued Amounts; and (ii) a lump sum payment equal to the pro-rata bonus/annual bonus, if any, that Mr. Steigerwald would have earned for the fiscal year in which the termination date occurs based on the achievement of applicable performance goals for such year.

If Mr. Steigerwald’s employment is terminated by Mr. Steigerwald for Good Reason or by the Company on account of its failure to renew the Agreement as provided in the Agreement, or without Cause (other than on account of Mr. Steigerwald’s death or Disability), in each case within 24 months following a Change in Control (as defined in the Agreement), Mr. Steigerwald will be entitled to receive the Accrued Amounts and, subject to the terms of the Agreement, the following: (i) a lump sum payment equal to two times the sum of Mr. Steigerwald’s base salary and target bonus for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs); and, (ii) a lump sum payment equal to Mr. Steigerwald’s target bonus for the fiscal year in which the termination date occurs (or if greater, the year in which the Change in Control occurs).

Notwithstanding the terms of any equity incentive plan or award agreements, as applicable:

(i) all outstanding unvested stock options or stock appreciation rights granted to Mr. Steigerwald during the term of the Agreement will become fully vested and exercisable for the remainder of their full term;

(ii) all outstanding equity-based compensation awards other than stock options or stock appreciation rights that are not intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), will become fully vested and the restrictions thereon will lapse; provided that, any delays in the settlement or payment of such awards that are set forth in the applicable award agreement and that are required under Section 409A shall remain in effect; and,

(iii) all outstanding equity-based compensation awards other than stock options and stock appreciation rights that are intended to constitute performance-based compensation under Section 162(m)(4)(C) of the Code will remain outstanding and will vest or be forfeited in accordance with the terms of the applicable award agreements, if the applicable performance goals are satisfied.

The Employment Agreement contains customary representations and warranties.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 31, 2023, by and between the registrant and Jamie Steigerwald.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: February 13, 2023	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer